Exhibit 99.1

MEDIA CONTACT: Astrid Stevenson RedEnvelope, Inc. 415-371-9100 x293

INVESTOR CONTACT: Jordan Goldstein RedEnvelope, Inc. 415-371-9100 x283

     5:30 am (ET)

REDENVELOPE ANNOUNCES MANAGEMENT CHANGE

SAN FRANCISCO, CA (January 9, 2004) — RedEnvelope, Inc. (NASDAQ: REDE) today announced that Pamela Knox, who became Senior Vice President of Marketing in May, 2003, will leave the company to pursue other opportunities.

“We appreciate all that Pam has done over multiple channels to put RedEnvelope at top of mind for gift givers. We wish her the best of luck in her future endeavors,” said Alison May, RedEnvelope’s President and Chief Executive Officer.

“We have begun the search for a suitable replacement, but in the interim, we are confident that our marketing needs will be ably served by our in-place team,” Ms. May said.

RedEnvelope, Inc. is an online retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com

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